UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2012

PERVASIP CORP.
(Exact name of registrant as specified in its charter)

New York	000-04465	13-2511270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 South Broadway, Suite 400
White Plains, NY 10601
 (Address of principal executive offices)

(914) 620-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))21723200

Item 1.01  Entry into a Material Definitive Agreement.

On February 3, 2012, LV Administrative Services, Ltd. (“LV”), as assignor, entered into an assignment and assumption agreement (the “Assignment Agreement”) with JDM Group, LLC (“JDM”), as assignee, pursuant to which LV assigned the Notes (as hereinafter defined), and all rights owing thereunder, to JDM for a total purchase price of $1,500,000, payable over ten months beginning on February 15, 2012.  The “Notes” as defined herein means those certain outstanding promissory notes previously issued by Pervasip Corp. (the “Company”) to LV, in the approximate principal aggregate amount of $13,949,000.

On February 3, 2012, the Company entered into a securities settlement agreement (the “Settlement Agreement”) with JDM, pursuant to which the Company shall pay $1,700,000 to JDM over 18 months beginning on February 3, 2012 and, upon such payment in full, the outstanding aggregate principal amount shall be satisfied in full and the Notes shall be cancelled.  The Settlement Agreement provides that for every $100,000 paid by the Company, the outstanding principal amount owing under the Notes shall be reduced by $929,939.

In addition, JDM may convert the $1,700,000 due under the Settlement Agreement into shares of the Company’s common stock, par value $0.001 (the “Common Stock”), at a conversion rate equal to a 10% discount to the volume weighted average trading price of the Company’s Common Stock for the three trading days prior to such conversion.  The conversion rate is subject to a minimum conversion price of $0.02.

Upon JDM making all required payments to LV under the Assignment Agreement, the interest rate on the Notes shall be reduced to zero percent per annum beginning on January 31, 2012, and LV shall not be permitted to, among other things, attempt to collect payments on the Notes from the Company, pledge the Notes to third parties, or foreclose on the Notes.

The description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The shares of Common Stock to be issued pursuant to the Settlement Agreement shall not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws due to exemptions from registration under the Securities Act pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder.

Item 8.01  Other Events.

On February 6, 2012, the Company issued a press release announcing the Settlement Agreement.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Securities Settlement Agreement by and between Pervasip Corp. and JDM Group, LLC

99.1	Press Release, dated February 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERVASIP CORP.

Date: February 8, 2012	By:	/s/ Paul H. Riss
Name: Paul H. Riss
Title: Chief Executive Officer